Exhibit 99.2

RIG TOOLS, INC.

Lafayette, Louisiana

FINANCIAL STATEMENTS

September 30, 2006

Accountants’ Report

Board of Directors

Rig Tools, Inc.

Lafayette, Louisiana

We have reviewed the accompanying balance sheets of Rig Tools, Inc. as of September 30, 2006 and the related statements of operations, changes in stockholder’s equity and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Rig Tools, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ Hartiens & Faulk

Lafayette, Louisiana

December 15, 2006

RIG TOOLS, INC.

BALANCE SHEET

September 30, 2006

ASSETS

CURRENT ASSETS
Cash	$281,897
Accounts receivable - trade, net of allowance for doubtful accounts	2,796,561
Accounts receivable - other	12,030
Accounts receivable - employees	14,008
Prepaid insurance	25,663
Deposits	1,388
Deferred tax benefit	32,800

Total Current Assets	3,164,347

PROPERTY, PLANT & EQUIPMENT
Land	39,992
Buildings	289,012
Machinery and equipment	8,921,655
Transportation equipment	1,515,043
Office equipment	65,258
Leasehold improvements	21,848

Total Property and Equipment	10,852,808

Less: Accumulated depreciation	(6,245,359)

Net Property and Equipment	4,607,449

OTHER ASSETS
Cash value of life insurance policy	117,650

Total Other Assets	117,650

TOTAL ASSETS	$7,889,446

See accompanying notes and accountant’s report

RIG TOOLS, INC.

BALANCE SHEET (continued)

September 30, 2006

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable	$606,150
Note payable	130,000
Current portion of long-term debt	658,149
Income taxes payable	391,400
Sales tax payable	83,241
Accrued expenses	73,680
Accrued payroll expenses	95,398
Accrued profit sharing contribution	30,000

Total Current Liabilities	2,068,018

LONG-TERM LIABILITIES
Long-term debt	1,675,145
Notes payable - shareholder	187,600
Deferred income taxes	804,000

Total long-term liabilities	2,666,745

Total Liabilities	4,734,763

STOCKHOLDER’S EQUITY
Common stock - $100 par value, 1,000 shares authorized, 300 shares issued and outstanding, of which 100 shares are treasury held as treasury stock	2,000
Preferred stock - $100 par value, 6,500 shares authorized, no shares issued or outstanding
Retained earnings	4,152,683

4,154,683
Less: Treasury stock - 100 shares at cost	(1,000,000)

Total Stockholder’s Equity	3,154,683

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$7,889,446

See accompanying notes and accountant’s report

RIG TOOLS, INC.

STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2006

RENTALS AND SALES REVENUES	$10,206,311

COST OF RENTALS & SALES	2,428,849

GROSS PROFIT	7,777,462

GENERAL & ADMINISTRATIVE EXPENSES	5,750,127

Income from Operations	2,027,335

OTHER INCOME (EXPENSE)
Gain on sale of assets	156,092
Other Income	5,301
Interest expense	(191,058)

Total Other Expense	(29,665)

Net Income Before Income Tax	1,997,670

INCOME TAX EXPENSE	774,200

NET INCOME	$1,223,470

See accompanying notes and accountant’s report

RIG TOOLS, INC.

STATEMENT OF RETAINED EARNINGS

For the Nine Months Ended September 30, 2006

BALANCE, January 1, 2006	$2,929,213

NET INCOME	1,223,470

BALANCE, September 30, 2006	$4,152,683

See accompanying notes and accountant’s report

RIG TOOLS, INC.

STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES

Net Income	$1,223,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	847,003
Gain on sale of assets	(156,092)
Provision for bad debts	82,000
Deferred tax expense, net of benefit	169,200

Changes in:
Accounts receivable	(493,884)
Other current assets	231,087
Accounts payable	(456,444)
Other liabilities	216,355

Net Cash Provided by Operating Activities	1,662,695

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of fixed assets	(1,752,066)
Proceeds from sale of fixed assets	144,702
Investment in cash surrender value of life insurance	5,625

Net Cash Used in Investing Activities	(1,601,739)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from long-term debt	651,703
Principal payments on long-term debt	(533,766)

Net Cash Provided by Financing Activities	117,937

NET INCREASE IN CASH	178,893

CASH BEGINNING OF YEAR	103,004

CASH AT END OF YEAR	$281,897

See accompanying notes and accountant’s report

RIG TOOLS, INC.

STATEMENT OF CASH FLOWS (continued)

For the Nine Months Ended September 30, 2006

SCHEDULES OF SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid during the year for :

Income taxes	$473,600

Interest expense	183,898

NON-CASH INVESTING ACTIVITIES:

Notes issued for transportation equipment	$133,853

See accompanying notes and accountant’s report

RIG TOOLS, INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - Rig Tools, Inc. was incorporated on January 1, 1975. The Company is principally engaged in the rental of equipment and provides labor services to the Oil and Gas Industry from its facilities located in Broussard, Louisiana, and Navasota, Timpson, Teague and Alice, Texas.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts - The Company has changed its method of accounting for estimated losses on accounts receivable from the direct write off method to an allowance method, based on prior bad debt experience and a review of existing receivables. Based on these factors, the Company provided an allowance for doubtful accounts of $82,000, which increases bad debt expense to $105,601 for the period.

Property and Equipment - Property and equipment are recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the individual assets as follows:

Years
Building	40
Machinery and equipment	5-10
Transportation equipment	5-10
Office equipment	5
Leasehold improvements	20

Expenditures for property and equipment which substantially increase the useful life of existing assets are capitalized at cost while routine expenditures for repairs and maintenance are expensed as incurred. When property and equipment are sold, the asset account and related accumulated depreciation accounts are removed, and any resulting gain or loss is recognized. Depreciation expense totaled $844,333 for the period.

Compensated Absences - Employees of the Company are entitled to paid vacation. The number of paid vacation days is based upon length of service. It is impracticable to estimate the amount of compensation for future absences; accordingly, no liability has been recorded in the accompanying financial statements. The Company’s policy is to recognize the costs of compensated absences when actually paid to employees.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Amortization - The Company is amortizing an acquired customer list over a 15 - year period. Amortization expense for 2006 was $2,670.

Income Taxes - The Company accounts for income taxes in accordance with SFAS No. 109, which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Income tax expense is the current tax payable for the period plus the net change in the deferred tax assets or liabilities.

RIG TOOLS, INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2006

NOTE 2 - NOTES PAYABLE

Note payable to bank related to a $200,000 line of credit due August 16, 2007, with interest at Wall Street Prime + 1% due monthly, subject to limitations based upon qualified accounts receivable, inventory, equipment and intangibles, and guaranteed by the stockholder.	$130,000

NOTE 3 - LONG TERM DEBT

Notes payable to bank, payable in monthly installments totaling $57,455 including interest ranging from 6.25% to 9.75% per annum, expiring various dates through September 2011, collateralized by all accounts, inventory, equipment and general intangibles, and guaranteed by the stockholder.	$1,814,541

Notes payable to bank, payable in monthly installments totaling $4,597, including interest ranging from 8% to 8.75% per annum, expiring various dates through October 2009, collateralized by transportation equipment and guaranteed by the stockholder.	87,579

Notes payable to auto makers, payable in monthly installments totaling $9,807 including interest ranging from 0% to 8.7% per annum, expiring various dates through November 2010, collateralized by transportation equipment and subject to a cross collateralization agreement on financed transportation equipment.	284,427

Mortgage notes payable to bank, payable in monthly installments totaling $2,581 including interest of 6.75% and 9.75% per annum, expiring August 2010, with a balance due payment of $59,605, collateralized by land and buildings guaranteed by the stockholder.	146,747

Total Long Term Debt	2,333,294

Less Current Maturities	(658,149)

Long Term Debt	$1,675,145

RIG TOOLS, INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2006

NOTE 3 - LONG - TERM DEBT (continued)

Maturities of Long Term Debt for each of the five years subsequent to September 30, 2006, are as follows:

Year Ended September 30,
2007	$658,149
2008	582,964
2009	543,465
2010	401,204
2011	147,512

$2,333,294

The Company entered into a capital expenditure commitment for $850,000 with its primary lender on August 16, 2006, to fund the purchase of transportation and rental equipment through August 16, 2007. The bank’s commitment decreases as equipment is purchased and financed by the Company. Each funding by the bank will be up to 80% of the equipment cost. Interest rate on this commitment will be Wall Street Journal Prime plus 1.5%. Repayment terms range from 4 to 7 years. Collateral will include the equipment purchased and the personal guarantee of the stockholder.

NOTE 4 - DEFERRED TAXES

The principal temporary differences giving rise to deferred tax assets and liabilities consists primarily of differences between the reported amount and tax basis of net property and equipment and allowance for doubtful accounts.

The Company’s Total deferred tax benefit and liability on September 30, 2006, are as follows:

Current deferred tax benefit	$32,800

Non-Current deferred tax liability	$804,000

Components of income tax expense are as follows:

Current tax expenses	$605,000
Deferred tax expense, net of current tax benefit	169,200

Total Income Tax Expense	$774,200

RIG TOOLS, INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2006

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company presently owes it’s stockholder notes payable totaling $187,600, payable on demand. Interest rates range from 8% to 10% per annum. The Company paid interest expense of $16,725 on these notes during 2006. Management does not anticipate these notes being presented for payment within the next twelve months. Hence this amount is included within the long-term liabilities in the accompanying balance sheet.

The Company presently leases office and storage property from its shareholder for $4,500 per month. The Company has paid rents totaling $30,280 to its stockholder during the period.

The Company leases operating equipment from a limited liability company owned by family members of its stockholder. The lease requires that the Company pay 40% of the rental revenue from the equipment to the LLC and maintain the equipment. During 2006, the Company incurred lease obligations of $64,532 on this equipment. During 2006, the Company purchased this equipment for $212,532 in the ordinary course of business.

NOTE 6 - CONCENTRATIONS AND CREDIT RISK

The Company has concentrated its credit risk for cash by maintaining deposits in a bank which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

NOTE 7 - RETIREMENT PLAN

The Company provides a 401(k) defined contribution plan for all eligible employees. Eligible employees can contribute up to 50% of their gross salary, not to exceed Federal Tax Law Limitations. The Company contributions to the plan for its matching and discretionary contributions totaled $47,825 for the period.

NOTE 8 - OPERATING LEASES

The Company leases operating equipment from several vendors under verbal agreements. The Company splits the rental revenue collected on a fifty percent - fifty percent basis with the vendors and is obligated to maintain the equipment. In 2006, lease payments of $102,219 were incurred on this equipment.

The Company rents its office and warehouse property in Broussard, Louisiana under a lease originating in December 1994. The lease was for a one-year term with twenty-five annual renewal options and calls for monthly rentals of $2,000.

The Company rents its office and warehouse in Alice, Texas under a lease originating in September 2004. The lease expired in August 2006 and calls for monthly payments of $1,800 per month.

NOTE 9 - SUBSEQUENT EVENT

In November 2006, the stockholder of the Company sold his common stock interest in the Company.